Exhibit 99.1
For Immediate Release
American Axle & Manufacturing Announces
Offering of Senior Unsecured Notes
Detroit, Michigan, February 22, 2007 — American Axle & Manufacturing Holdings, Inc., which is traded as AXL on the NYSE, and its wholly-owned subsidiary, American Axle & Manufacturing, Inc. (AAM) today announced an offering of $300.0 million of 10-year senior unsecured notes due 2017. The offering is subject to market and other customary conditions. The offering is being made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.
Net proceeds from this financing will be used for general corporate purposes, including to repay amounts outstanding under its revolving credit facility.
The offering is being lead managed by J.P. Morgan Securities Inc. and Banc of America Securities LLC.
This announcement does not constitute an offer to sell or a solicitation of an offer to buy any securities. The notes will not be sold in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Copies of the prospectus supplement and accompanying prospectus related to the offering may be obtained from J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, NY 10017 or by phone at (800) 245-8812, or from Banc of America Securities LLC, 100 West 33rd Street, 3rd Floor, New York, NY 10001 or by phone at (800) 294-1322.
AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems and metal-formed products for light trucks, sport utility vehicles and passenger cars. In addition to locations in the United States (in Michigan, New York and Ohio), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, South Korea and the United Kingdom.

Certain statements contained in this press release are “forward-looking statements” and relate to the Company’s plans, projections, strategies or future performance. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: reduced purchases of our products by GM, DaimlerChrysler or other customers; reduced demand of our customers’ products or volume reductions (particularly for light trucks and SUVs produced by GM and DaimlerChrysler); our ability and our suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to achieve cost reductions through ongoing restructuring actions; additional restructuring actions that may occur; our ability to achieve sufficient cost reductions to sustain global cost competitiveness; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability and our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; our ability to attract new customers and programs for new products; our ability to develop and produce new products that reflect market demand; our ability to respond to changes in technology or increased competition; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations); adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; availability of financing for working capital, capital expenditures, research and development or other general corporate purposes, including our ability to comply with financial covenants; our ability to attract and retain key associates; and other unanticipated events and conditions that may hinder our ability to compete. For additional discussion, see “Item 1A. Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.
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For more information ...

Renee Rogers	Christopher M. Son
Manager, Corporate Communications	Director, Investor Relations
and Media Relations	(313) 758-4814
(313) 758-4882	chris.son@aam.com
renee.rogers@aam.com
Or visit the AAM website at www.aam.com